                                                                    Exhibit 21.1
                                                                    ------------
Subsidiaries of the Registrant
------------------------------


Novalog, Inc.
3001 Redhill Ave., Building 4
Costa Mesa, California 92626

MicroSensors, Inc.
3001 Redhill Ave., Building 4
Costa Mesa, California 92626

Silicon Film Technologies, Inc.
16265 Laguna Canyon Road
Irvine, California 92618

3D-Microelectronics, Inc.
3001 Redhill Ave., Building 3
Costa Mesa, California 92626

3D-Microsystems, Inc.
3001 Redhill Ave., Building 3
Costa Mesa, California 92626

RedHawk Vision, Inc.
3001 Redhill Ave., Building 4
Costa Mesa, California 92626

iNetWorks Corporation
3001 Redhill Ave., Building 3
Costa Mesa, California 92626



                                      24